UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012

I.D. SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15087	22-3270799
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

On June 21, 2012, I.D. Systems, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted upon (i) the election of Jeffrey M. Jagid, Lawrence S. Burstein, Harold D. Copperman, Kenneth S. Ehrman and Michael P. Monaco as directors of the Company; (ii) an amendment to the Company’s 2007 Equity Compensation Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance under the Plan from 2,000,000 to 2,500,000 and provide that any “repricing” (as defined in the Plan) of options granted under the Plan would require the approval of the Company’s stockholders; (iii) the ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; (iv) the approval, on an advisory basis, of the Company’s executive compensation; and (v) a shareholder proposal recommending that the Company’s Board of Directors (the “Board”) amend the Company’s bylaws to provide for reimbursement of a shareholder or group of shareholders for expenses incurred in connection with nominating a director candidate who receives a number of votes cast in favor of his or her election equal to at least 25% of all votes cast for the nominee receiving the most votes cast in such election of directors.

The Company had 12,131,652 shares of common stock outstanding as of April 26, 2012, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 10,230,713 shares of common stock were present in person or represented by proxy.

The stockholders of the Company elected each of the five nominees nominated by the Board for election as directors, each to serve until the Company’s 2013 annual meeting of stockholders and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The voting results with respect to the election of directors were as follows:

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey M. Jagid	7,334,887	513,188	2,382,638
Lawrence S. Burstein	7,353,260	494,815	2,382,638
Harold D. Copperman	7,358,340	489,735	2,382,638
Kenneth S. Ehrman	7,336,311	511,764	2,382,638
Michael P. Monaco	7,353,260	494,815	2,382,638

The stockholders of the Company approved the amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan from 2,000,000 to 2,500,000 and provide that any “repricing” (as defined in the Plan) of options granted under the Plan would require the approval of the Company’s stockholders. The voting results with respect to this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,306,906	2,517,669	23,500	2,382,638

The stockholders of the Company ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The voting results with respect to this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,899,019	39,833	291,861	0

The stockholders of the Company approved, on an advisory basis, the Company’s executive compensation. The voting results with respect to this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,368,484	456,091	23,500	2,382,638

The stockholders did not approve the shareholder proposal recommending that the Board amend the Company’s bylaws to provide for reimbursement of a shareholder or group of shareholders for expenses incurred in connection with nominating a director candidate who receives a number of votes cast in favor of his or her election equal to at least 25% of all votes cast for the nominee receiving the most votes cast in such election of directors. The voting results with respect to this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
476,093	7,357,349	14,633	2,382,638

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis Title: Chief Financial Officer

Date:      June 25, 2012